EXHIBIT 99.1

The PMI Group, Inc.

[PMI LOGO]

NEWS RELEASE

Investor and media contacts:

Glen Corso / Matt Nichols

925.658.6429 / 925.658.6618

FOR IMMEDIATE RELEASE:

THE PMI GROUP, INC. REPORTS SECOND QUARTER 2003

NET INCOME PER SHARE of $0.77

Walnut Creek, CA, July 31, 2003 — The PMI Group, Inc. (NYSE:PMI) today announced net income per share for the quarter and six months ended June 30, 2003 of $0.77 and $1.77, respectively, compared to $0.88 and $1.88 for the same periods in 2002. Net income for the quarter and six months ended June 30, 2003 was $69.5 million and $159.1 million, respectively, compared to $81.1 million and $172.5 million for the same periods a year ago. Combined[1] new primary insurance written in the quarter was $22.6 billion compared to $16.0 billion for the same period a year ago. Combined primary insurance in force at June 30, 2003 was $184.1 billion compared to $169.0 billion a year ago, an increase of 9 percent.

CONSOLIDATED RESULTS SUMMARY
(Dollars in millions)	Q2 2003	YTD 2003	Q2 2002	YTD 2002
Total Revenues	$299.3	$593.5	$276.2	$539.6
Total Losses and Expenses	$201.3	$371.0	$163.6	$305.3
Net income in accordance with GAAP	$69.5	$159.1	$81.1	$172.5
Diluted net income per share in accordance with GAAP	$0.77	$1.77	$0.88	$1.88

CONSOLIDATED LOSSES AND LOSS ADJUSTMENT EXPENSES
(Dollars in millions)	Q2 2003	YTD 2003	Q2 2002	YTD 2002
Claims paid and loss adjustment expenses	$57.4	$102.5	$30.5	$59.3
Change in net loss reserves	5.1	11.6	9.5	19.7

Losses and loss adjustment expenses	$62.5	$114.1	$40.0	$79.0

[1]	“Combined” includes results from U.S. Mortgage Insurance Operations (“U.S. MIO”), CMG, Mortgage Insurance Company and PMI Australia.

Consolidated loss and loss adjustment expenses totaled $62.5 million and $114.1 million for the quarter and year-to-date respectively compared to $40.0 million and $79.0 million for the same periods a year ago. Claims paid and loss adjustment expenses increased over the comparable prior year periods primarily due to higher claims payments in U.S. Mortgage Insurance Operations.

Consolidated gross loss reserves grew to $364.7 million at June 30, 2003, a 9 percent increase over the second quarter 2002, led by gross loss reserve increases of $18.2 million in U.S. Mortgage Insurance Operations over the 12-month period.

BUSINESS SEGMENTS

SECOND QUARTER 2003 SEGMENT HIGHLIGHTS
(Dollars in millions)	U.S. MIO	International[2]	Title	Other[3]	Total
Premiums written	$142.3	$32.9	$70.6	$—	$245.8
Premiums earned	145.0	23.2	70.6	—	238.9
Equity in earnings	3.8	—	—	1.8	5.7
Total revenues	173.5	30.8	74.9	20.2	299.3
Total losses and expenses	94.2	7.6	70.1	29.4	201.3
Net income in accordance with GAAP	$56.1	$16.6	$3.1	($6.3)	$69.5

(Certain amounts do not necessarily total due to rounding.)

U.S. Mortgage Insurance Operations

U.S. Mortgage Insurance Operations reported premiums written of $142.3 million and premiums earned of $145.0 million for the quarter compared to $164.3 million and $154.4 million, respectively, for the same period a year ago. The decrease in premiums written and premiums earned reflects the combined impact of lower persistency (resulting in reduced insurance in force levels from 12 months earlier), higher premium cessions under captive reinsurance agreements, and reduced levels of modified pool insurance writings.

NEW MORTGAGE INSURANCE WRITTEN
(Dollars in billions)	Q2 2003	YTD 2003	Q2 2002	YTD 2002
Domestic[4] new primary mortgage insurance written	$17.5	$31.2	$12.5	$25.2
Excluding CMG	$15.7	$27.9	$11.3	$22.8
Bulk transactions	$3.2	$3.9	$0.8	$1.9
Domestic mortgage pool insurance written	$2.8	$5.4	$7.7	$12.9

[2]	“International” includes the results of PMI Australia and PMI Europe and results of operations in Hong Kong.
3	“Other” includes the results from the holding company and PMI Mortgage Services Co. and equity in earnings from Fairbanks Capital, RAM Re and Truman Fund.
[4]	“Domestic” includes results from U.S. mortgage insurance operations and CMG.

Domestic primary new insurance written totaled $17.5 billion for the quarter compared to $12.5 billion for the same period a year ago due to higher writings of flow and bulk business driven by higher levels of loan originations. The amount of bulk transactions totaled $3.2 billion for the quarter compared to $0.8 billion for the same period a year ago.

MORTGAGE INSURANCE IN FORCE
(Dollars in billions)	as of 6/30/03	as of 12/31/02	as of 6/30/02
Domestic primary insurance in force	$115.2	$118.5	$119.0
Excluding CMG	103.5	107.6	109.3
Domestic primary risk in force	26.7	27.7	27.9
Excluding CMG	24.1	25.2	25.6
Domestic primary persistency rate	47.1%	56.6%	60.5%
Excluding CMG	46.3%	56.2%	60.3%

Domestic primary insurance in force totaled $115.2 billion, a decrease of 3 percent from a year ago. The decline in primary insurance in force was a result of record levels of policy cancellations partially offset by strong levels of new primary insurance written.

CLAIMS PAID
(Dollars in millions)	Q2 2003	YTD 2003	Q2 2002	YTD 2002
Claims paid – excluding CMG

Primary – traditional flow	$27.2	$52.8	$16.3	$33.3
Primary – bulk	$17.8	$28.9	$5.8	$10.8

Total Primary	$45.0	$81.7	$22.1	$44.1
Pool – all	$4.6	$7.8	$3.1	$4.9

Total claims paid – excluding CMG	$49.6	$89.5	$25.2	$49.0

PMI’s U.S. Mortgage Insurance Operations reported primary claims paid of $45 million for the quarter, compared to $22.1 million for the same period a year ago. The increase in claims paid was a result of an increase in the average primary claim paid amount and an increase in the percentage of delinquent loans going to claim. The increase in the average primary claim paid amount was primarily caused by increases in the average balance of loans going to claim and deeper coverage amounts, principally on bulk loans which were a larger percentage of all claims in the second quarter and first six months of 2003 than in the same periods in 2002. The increase in the percentage of loans going to claim was caused by higher levels of unemployment in the economy and the seasoning of the primary portfolio. For the six months ended June 30, 2003, the size of the primary average claim paid increased to $23,270 compared to $20,272 for the year ended December 31, 2002.

PRIMARY MORTGAGE INSURANCE DEFAULT RATE
	as of 6/30/03	as of 12/31/02	as of 6/30/02
Domestic primary mortgage insurance in force default rate	3.75%	3.84%	3.07%
Excluding CMG	4.12%	4.18%	3.31%
Excluding CMG and bulk transactions	3.54%	3.52%	2.74%
Bulk transactions only	8.77%	10.40%	8.25%

In the second quarter of 2003, excluding CMG, PMI’s primary delinquent loan inventory declined to 34,361 from 35,803 at March 31, 2003 and 36,537 at December 31, 2002. The decreases in the delinquent loan inventory since December 31, 2002 were due to a decline in the number of new delinquencies reported to PMI as well as the increase in the number of claims paid during the first six months of 2003. The primary insurance delinquent loan inventory at June 30, 2002 totaled 29,734. The year-over-year increase in primary insurance delinquent loan inventory was due to an increase in delinquencies reported in the third and fourth quarters of 2002. During the second quarter, management assessed the reasonableness of U.S. Mortgage Insurance Operations’ reserves for loss adjustment expenses. The analysis resulted in a decrease in loss adjustment expense reserves by approximately $14 million. U.S. Mortgage Insurance Operations’ case and incurred but not reported reserves were increased by substantially the same amount, resulting in a net increase of $1.3 million to U.S. Mortgage Insurance Operations’ reserves.

PMI’s equity in earnings of CMG Mortgage Insurance Company increased to $3.8 million for the quarter, compared to $3.3 million for the same period a year ago.

PMI Capital Corporation

The results for PMI Capital Corporation include International Mortgage Insurance operations, Title Insurance and equity in the earnings from Fairbanks Capital, RAM Re and the Truman Fund.

PMI CAPITAL CORPORATION COMPONENTS OF NET INCOME
(Dollars in millions)	Q2 2003	YTD 2003	Q2 2002	YTD 2002
International mortgage insurance	$16.6	$30.7	$7.9	$25.1
Equity in earnings of strategic investments after tax	1.1	8.6	6.5	12.3
Title insurance	3.1	6.1	3.1	5.6

Net Income in accordance with GAAP	$20.8	$45.4	$17.5	$43.0

International Mortgage Insurance Operations

International Mortgage Insurance Operations reported second quarter net income of $16.6 million compared to $7.9 million for the same period a year ago. The increase is primarily the result of the increase in underwriting activity which resulted in increases in premiums earned and investment income, as well as the weakening of the U.S. dollar. The impact of the change in foreign exchange rates on net income was an increase of $1.2 million for the quarter and $1.3 million year to date based on the exchange rates at December 31, 2002.

Premiums earned for the second quarter totaled $23.2 million compared to $14.9 million for the same period a year ago. Investment income for the second quarter totaled $7.3 million compared to $4.2 million for the same period a year ago.

Losses and loss adjustment expenses for the second quarter 2003 totaled $0.5 million compared to $2.7 million for the same period a year ago. The decrease is a result of the $1.2 million decline in net loss reserves for PMI Australia due primarily to a decline in delinquent loan inventory to 1,660 from 1,786 at March 31, 2003 and 2,176 at December 31, 2002 as new delinquencies reported slowed.

Primary insurance in force for PMI Australia was $69.0 billion at June 30, 2003 compared to $50.0 billion at June 30, 2002. The increase was primarily attributable to the $5.1 billion of new insurance written during the quarter and $16.6 billion of new insurance written over the previous 12 months, driven by strong mortgage market activity in Australia and a reduction in the number of market participants underwriting mortgage insurance.

Mortgage credit default swap guarantees in force for PMI Europe was $8.6 billion at June 30, 2003 compared to $6.7 billion at March 31, 2003, an increase of 28 percent. The increase in the amount of credit default swap agreements insured was due to $2.5 billion of new credit default swap agreements insured as well as the strengthening of the Euro against the U.S. Dollar during the quarter. At the end of the second quarter, the Euro exchange rate was $1.151 compared to $1.092 at the end the first quarter. Risk in force was $599 million at June 30, 2003 compared to $472 million at June 30, 2002.

Strategic Investments

PMI’s equity in earnings of Fairbanks Capital, RAM Re and the Truman Fund was approximately $1.8 million for the quarter compared to $5.9 million for the same period a year ago.

PMI CAPITAL CORPORATION EQUITY IN EARNINGS OF STRATEGIC INVESTMENTS
(Dollars in millions)	Q2 2003	YTD 2003	Q2 2002	YTD 2002
Fairbanks Capital	($0.4)	6.7	$4.5	$8.2
Ram Re	1.1	1.4	1.0	2.0
Truman Fund	1.1	2.2	0.4	3.0

Total	$1.8	$10.3	$5.9	$13.2

The decrease in equity in earnings was primarily a result of the decline in earnings from Fairbanks. Fairbanks’ loss for the quarter was largely a result of re-structuring and litigation settlement charges. In the quarter, Fairbanks’ servicer ratings were reduced to below average by Standard & Poor’s and Moody’s. Fitch reduced its Fairbanks’ ratings to RPS3, or average.

During the second quarter, as previously disclosed, there were some unfortunate developments regarding Fairbanks. With the assistance of its owners, Fairbanks was able to establish a new credit facility and institute significant management and operational changes. Fairbanks is dependent upon this credit facility to meet its daily operating liquidity needs. While we are pleased with these positive developments, earnings contribution, if any, from Fairbanks remains uncertain due to the ongoing FTC and HUD investigations, private litigation and the possibility of further restructuring of its operations. We have evaluated our investment in Fairbanks Capital of approximately $140 million as of June 30, 2003, and determined that there was no other than temporary decline in the carrying value and, accordingly, we have not recognized an impairment charge with respect to the investment. We will continue to evaluate our investment balance for potential impairment.

PMI’s equity in earnings in the second quarter from Ram Re increased to $1.1 million from $1.0 million compared to the second quarter of 2002, but declined year-to-date compared to the same period last year. The increase in the second quarter was due to the increase in PMI’s investment in Ram Re. The year-to-date results were caused by RAM Re’s $4.1 million increase to its provisions for losses in the first quarter, following similar action taken by the primary guarantors reinsured by RAM Re in connection with securities they have guaranteed. PMI’s share of the increase to loss provisions was $0.9 million.

Title Insurance

PMI’s Title Insurance Operations reported net income of $3.1 million for the quarter, unchanged from the same period a year ago. Premiums earned increased to $70.6 million for the quarter from $54.9 million for the same period a year ago. Other underwriting and operating expenses increased to $63.8 million for the quarter from $50.2 million for the same period a year ago. Losses and loss adjustment expense totaled $6.3 million for the quarter compared to $2.7 million for the same period a year ago. Loss reserves increased over the first quarter 2003 to $24.6 million from $20.5 million. The increases in premiums earned and losses and expenses were a result of the high activity level of title policy underwriting as well as a change in the mix of business between direct and agency business in the second quarter of 2003.

Other

PMI’s Other business segment, which consists of revenue and expenses of the holding company, equity in earnings from unconsolidated subsidiaries other than CMG, and contract underwriting operations, had total revenues of $20.2 million for the quarter compared to $18.3 million for the same period a year ago. The increase in revenues was caused primarily by an increase in contract underwriting fees, offset by a reduction in our equity in the earnings of Fairbanks discussed earlier.

OTHER BUSINESS SEGMENT REVENUE HIGHLIGHTS
(Dollars in millions)	Q2 2003	YTD 2003	Q2 2002	YTD 2002
Contract Underwriting	$14.0	$24.6	$8.2	$15.2
Strategic Investments	$1.8	$10.3	$5.9	$13.2
Limited Partnerships	0.0	(2.5)	(0.1)	0.2

Contract underwriting fees rose due to higher volumes of loan underwriting for both the quarter and first six months compared to the same periods in 2002. Interest and dividend income for the quarter decreased to $4.1 million and for the first six months to $8.0 million compared to $5.0 million for the second quarter 2002 and $10.0 million for the six months of 2002 due to lower realized yield on investments.

Other underwriting and operating expenses were $24.4 million for the quarter and $42.5 million for the first six months, compared to $16.4 million and $32.0 million for the same period in 2002. The increase was primarily due to greater contract underwriting expenses related to higher loan volume.

ABOUT THE PMI GROUP, INC.

The PMI Group, Inc. (NYSE:PMI) headquartered in Walnut Creek, California is an international provider of credit enhancement products and lender services that promote homeownership and facilitate mortgage transactions in the capital markets. Through its wholly owned subsidiaries and unconsolidated strategic investments, the company offers residential mortgage insurance and credit enhancement products domestically and internationally, lender services and financial guaranty reinsurance.

PMI is an advocate of affordable housing and supports a number of organizations that foster greater access to affordable housing. PMI’s approach to affordable housing lending is to develop products and services that assist responsible borrowers who may not qualify for mortgage loans under traditional underwriting practices.

Cautionary Statement: Statements in this press release that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed. Risks and uncertainties that could affect us are discussed in our various Securities and Exchange Commission filings, including our report on Form 10-K for the year ended December 31, 2002 and our report on Form 10-Q for the quarter ended March 31, 2003.

# # #

THE PMI GROUP, INC. AND SUBSIDIARIES

FINANCIAL AND OPERATING RESULTS FOR PERIOD ENDING JUNE 30, 2003

Contents

Consolidated Statements of Operations and Balance Sheets	Page 2

Business Segments Results of Operations	Page 3-4

Business Segments Balance Sheets	Page 5

U.S. Mortgage Insurance Operations Analysis of Loss Reserves and Statistical Information	Page 6

U.S. Mortgage Insurance Operations and CMG Statistical Information	Page 7

International Mortgage Insurance Operations	Page 8

Please refer to the following when noted:

(1)	The Company's investments and equity earnings in unconsolidated subsidiaries include CMG, RAM Reinsurance, Fairbanks Capital, Truman Fund and other limited partnership interests.

(2)	Company obligated mandatory redeemable preferred capital securities of subsidiary trust holding solely junior subordinated deferrable interest debentures of the Company.

(3)	U.S. Mortgage Insurance Operations include the operating results of PMI Mortgage Insurance Co. and affiliated U.S. mortgage insurance and reinsurance companies. In addition, CMG, and its affiliates, are included under the equity method of accounting in equity earnings of unconsolidated subsidiaries.

(4)	International Mortgage Insurance Operations include PMI Australia, PMI Europe and PMI's Hong Kong reinsurance operations. Financial results of International Operations are subject to currency rate risk.

(5)	The "Other" segment includes the activity of the holding company, equity investments in unconsolidated subsidiaries, and the operating results of PMI Mortgage Services Co.

(6)	Pool insurance includes modified pool, GSE pool, old pool and all other pool insurance products.

(7)	Represents statutory risk to capital ratio for PMI Mortgage Insurance Co.

(8)	Upon the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets" effective January 1, 2002, the Company realized a gain of $7.2 million for the remaining balance of negative goodwill, recorded in connection with the acquisition of PMI Ltd in 1999. There is no tax provision on the change in accounting principle. The amortization of negative goodwill was reported in operating earnings prior to the adoption of SFAS No. 142.

(9)	Per share data has been adjusted to reflect the two-for-one stock split effective in June 2002.

(10)	The financial information contained in this material are unaudited. Certain prior year information have been reclassified to conform to the current year's presentation.

THE PMI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(Dollars in thousands, except per share data)		(Dollars in thousands, except per share data)

Net premiums written	$245,771	$241,072	$481,055	$464,454

Revenues
Premiums earned	$238,851	$224,169	$475,429	$437,131
Interest and dividend income	34,887	31,745	68,679	64,748
Equity in earnings of unconsolidated subsidiaries (1)	5,687	9,096	14,502	19,776
Net realized investment gains (losses)	2,095	393	3,403	(2,039)
Other income	17,792	10,776	31,476	19,993

Total revenues	299,312	276,179	593,489	539,609

Losses and expenses
Losses and loss adjustment expenses	62,458	39,962	114,113	79,010
Amortization of policy acquisition costs	22,069	21,469	44,074	41,820
Other underwriting and operating expenses	111,721	85,030	203,328	162,538
Lease abandonment and relocation costs	—	12,183	—	12,183
Interest expense	4,042	3,954	7,843	7,780
Distributions on mandatorily redeemable preferred securities (2)	1,007	1,007	1,661	2,015

Total losses and expenses	201,297	163,605	371,019	305,346

Income before income taxes	98,015	112,574	222,470	234,263
Income taxes	28,558	31,521	63,405	68,890

Income before cumulative effect of a change in accounting principle (8)	69,457	81,053	159,065	165,373
Cumulative effect of a change in accounting principle (8)	—	—	—	7,172

Net income	$69,457	$81,053	$159,065	$172,545

Diluted weighted average common shares outstanding (shares in thousands)	89,708	92,210	89,835	91,844

Diluted net income per share (9)	$0.77	$0.88	$1.77	$1.88
Net realized investment (gains) losses, net of tax	(0.01)	(0.01)	(0.02)	0.01
Lease abandonment and relocation costs	—	0.09	—	0.09
Cumulative effect of a change in accounting principle (8)	—	—	—	(0.08)

Diluted operating income per share (9)	$0.76	$0.96	$1.75	$1.90

CONSOLIDATED BALANCE SHEETS

		June 30,	December 31,	June 30,
		2003	2002	2002
		(Dollars in thousands, except per share data)
Assets
Cash and investments, at fair value		$2,952,387	$2,737,482	$2,587,053
Investments in unconsolidated subsidiaries (1)		331,695	289,795	222,302
Reinsurance recoverable and prepaid premiums		51,309	63,924	68,148
Deferred policy acquisition costs		91,573	85,210	83,049
Accounts receivable affiliates		28,158	3,860	4,030
Other assets		373,238	336,778	338,879

Total assets		$3,828,360	$3,517,049	$3,303,461

Liabilities
Reserve for losses and loss adjustment expenses		$364,692	$350,841	$334,718
Unearned premiums		267,606	232,877	245,028
Long-term debt		422,950	422,950	422,950
Other liabilities (3)		294,935	268,048	238,452

Total liabilities		1,350,183	1,274,716	1,241,148
Mandatorily redeemable preferred securities (2)		48,500	48,500	48,500
Shareholders' equity		2,429,677	2,193,833	2,013,813

Total liabilities, mandatorily redeemable preferred securities and shareholders' equity		$3,828,360	$3,517,049	$3,303,461

Book value per share (9)		$27.35	$24.42	$22.34

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS

	U.S. Mortgage Insurance Operations (3)	International Mortgage Insurance Operations (4)	Title Insurance	Other (5)	Consolidated Total
	Three Months Ended June 30, 2003
	(Dollars in thousands)
Net premiums written	$142,257	$32,876	$70,638	$—	$245,771

Revenues
Premiums earned	$144,976	$23,237	$70,638	$—	$238,851
Interest and dividend income	22,673	7,316	762	4,136	34,887
Equity in earnings of unconsolidated subsidiaries (1)	3,846	—	—	1,841	5,687
Net realized investment gains (losses)	2,016	(91)	29	141	2,095
Other income	4	310	3,439	14,039	17,792

Total revenues	173,515	30,772	74,868	20,157	299,312

Losses and expenses
Losses and loss adjustment expenses	55,652	526	6,280	—	62,458
Amortization of policy acquisition costs	19,536	2,533	—	—	22,069
Other underwriting and operating expenses	18,953	4,503	63,818	24,447	111,721
Interest expense	49	—	—	3,993	4,042
Distributions on redeemable preferred securities (2)	—	—	—	1,007	1,007

Total losses and expenses	94,190	7,562	70,098	29,447	201,297

Income (loss) before income taxes	79,325	23,210	4,770	(9,290)	98,015
Income tax (benefit)	23,221	6,648	1,646	(2,957)	28,558

Net income (loss)	$56,104	$16,562	$3,124	$(6,333)	$69,457

Gross expense ratio	27.5%	23.0%	86.2%	n/a	n/a
Net expense ratio	27.1%	21.4%	86.2%	n/a	n/a
Loss ratio	38.4%	2.3%	8.5%	n/a	n/a
Combined ratio	65.5%	23.7%	94.7%	n/a	n/a

	Three Months Ended June 30, 2002
	(Dollars in thousands)
Net premiums written	$164,279	$21,934	$54,859	$—	$241,072

Revenues
Premiums earned	$154,409	$14,901	$54,859	$—	$224,169
Interest and dividend income	21,972	4,213	584	4,976	31,745
Equity in earnings of unconsolidated subsidiaries (1)	3,271	—	—	5,825	9,096
Net realized investment gains (losses)	2,697	(1,606)	—	(698)	393
Other income	324	2	2,274	8,176	10,776

Total revenues	182,673	17,510	57,717	18,279	276,179

Losses and expenses
Losses and loss adjustment expenses	34,513	2,728	2,721	—	39,962
Amortization of policy acquisition costs	18,912	2,557	—	—	21,469
Other underwriting and operating expenses	17,522	892	50,177	16,439	85,030
Lease abandonment and relocation costs	9,281	—	—	2,902	12,183
Interest expense	52	6	—	3,896	3,954
Distributions on redeemable preferred securities (2)	—	—	—	1,007	1,007

Total losses and expenses	80,280	6,183	52,898	24,244	163,605

Income (loss) before income taxes	102,393	11,327	4,819	(5,965)	112,574
Income tax (benefit)	30,020	3,432	1,748	(3,679)	31,521

Net income (loss)	$72,373	$7,895	$3,071	$(2,286)	$81,053

Gross expense ratio	20.8%	19.9%	87.8%	n/a	n/a
Net expense ratio	22.2%	15.7%	87.8%	n/a	n/a
Loss ratio	22.4%	18.3%	4.8%	n/a	n/a
Combined ratio	44.6%	34.0%	92.6%	n/a	n/a

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS

	U.S. Mortgage Insurance Operations (3)	International Mortgage Insurance Operations (4)	Title Insurance	Other (5)	Consolidated Total

	Six Months Ended June 30, 2003
	(Dollars in thousands)
Net premiums written	$293,957	$55,853	$131,245	$—	$481,055

Revenues
Premiums earned	$301,581	$42,603	$131,245	$—	$475,429
Interest and dividend income	45,975	13,179	1,499	8,026	68,679
Equity in earnings of unconsolidated subsidiaries (1)	6,710	—	—	7,792	14,502
Net realized investment gains	1,537	250	47	1,569	3,403
Other income	173	310	6,408	24,585	31,476

Total revenues	355,976	56,342	139,199	41,972	593,489

Losses and expenses
Losses and loss adjustment expenses	103,106	(135)	11,142	—	114,113
Amortization of policy acquisition costs	39,011	5,063	—	—	44,074
Other underwriting and operating expenses	33,778	8,347	118,735	42,468	203,328
Interest expense	74	—	—	7,769	7,843
Distributions on preferred capital securities (2)	—	—	—	1,661	1,661

Total losses and expenses	175,969	13,275	129,877	51,898	371,019

Income (loss) before income taxes	180,007	43,067	9,322	(9,926)	222,470
Income tax (benefit)	51,897	12,320	3,206	(4,018)	63,405

Net income (loss)	$128,110	$30,747	$6,116	$(5,908)	$159,065

Gross expense ratio	25.3%	25.4%	86.3%	n/a	n/a
Net expense ratio	24.8%	24.0%	86.3%	n/a	n/a
Loss ratio	34.2%	-0.3%	8.1%	n/a	n/a
Combined ratio	59.0%	23.7%	94.4%	n/a	n/a

	Six Months Ended June 30, 2002
	(Dollars in thousands)
Net premiums written	$320,640	$40,819	$102,995	$—	$464,454

Revenues
Premiums earned	$307,039	$27,097	$102,995	$—	$437,131
Interest and dividend income	43,454	10,160	1,135	9,999	64,748
Equity in earnings of unconsolidated subsidiaries (1)	6,389	—	—	13,387	19,776
Net realized investment gains (losses)	219	(1,325)	—	(933)	(2,039)
Other income	447	2	4,320	15,224	19,993

Total revenues	357,548	35,934	108,450	37,677	539,609

Losses and expenses
Losses and loss adjustment expenses	70,573	3,321	5,116	—	79,010
Amortization of policy acquisition costs	38,064	3,756	—	—	41,820
Other underwriting and operating expenses	32,644	3,262	94,626	32,006	162,538
Lease abandonment and relocation costs	9,281	—		2,902	12,183
Interest expense	71	6	—	7,703	7,780
Distributions on preferred capital securities (2)	—	—		2,015	2,015

Total losses and expenses	150,633	10,345	99,742	44,626	305,346

Income (loss) before income taxes	206,915	25,589	8,708	(6,949)	234,263
Income tax (benefit)	63,196	7,643	3,130	(5,079)	68,890

Income (loss) before cumulative effect of a change in accounting principle	143,719	17,946	5,578	(1,870)	165,373
Cumulative effect of a change in accounting principle	—	7,172	—	—	7,172

Net income (loss)	$143,719	$25,118	$5,578	$(1,870)	$172,545

Gross expense ratio	21.5%	21.1%	88.2%	n/a	n/a
Net expense ratio	22.1%	17.2%	88.2%	n/a	n/a
Loss ratio	23.0%	12.3%	4.8%	n/a	n/a
Combined ratio	45.1%	29.5%	93.0%	n/a	n/a

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS BALANCE SHEETS

	U.S. Mortgage Insurance Operations (3)	International Mortgage Insurance Operations (4)	Title Insurance	Other (5)	Consolidated Total
	June 30, 2003
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$1,852,366	$632,200	$87,658	$380,163	$2,952,387
Investments in unconsolidated subsidiaries (1)	91,190	—	—	240,505	331,695
Reinsurance recoverable and prepaid premiums	39,042	12,267	—	—	51,309
Deferred policy acquisition costs	66,066	25,507	—	—	91,573
Accounts receivable affiliates	3,798	—	—	24,360	28,158
Other assets	224,842	19,772	16,027	112,597	373,238

Total assets	$2,277,304	$689,746	$103,685	$757,625	$3,828,360

Liabilities
Reserve for losses and loss adjustment expenses	$321,140	$18,985	$24,567	$—	$364,692
Unearned premiums	79,752	187,854	—	—	267,606
Long-term debt	—	—	—	422,950	422,950
Other liabilities	152,658	26,107	18,614	97,556	294,935

Total liabilities	553,550	232,946	43,181	520,506	1,350,183
Redeemable preferred capital securities (2)	—	—	—	48,500	48,500
Shareholders' equity	1,727,554	456,800	60,504	184,819	2,429,677

Total liabilities, mandatorily redeemable preferred securities and shareholders’ equity	$2,277,304	$689,746	$103,685	$757,625	$3,828,360

	December 31, 2002
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$1,816,039	$495,778	$68,728	$356,937	$2,737,482
Investments in unconsolidated subsidiaries (1)	83,234	—	—	206,561	289,795
Reinsurance recoverable and prepaid premiums	53,626	10,298	—	—	63,924
Deferred policy acquisition costs	64,380	20,830	—	—	85,210
Accounts receivable affiliates	2,802	—	—	1,058	3,860
Other assets	293,776	13,479	16,328	13,195	336,778

Total assets	$2,313,857	$540,385	$85,056	$577,751	$3,517,049

Liabilities
Reserve for losses and loss adjustment expenses	$315,721	$17,849	$17,271	$—	$350,841
Unearned premiums	87,118	145,759	—	—	232,877
Long-term debt	—	—	—	422,950	422,950
Other liabilities	159,323	17,385	14,951	76,389	268,048

Total liabilities	562,162	180,993	32,222	499,339	1,274,716
Redeemable preferred capital securities (2)	—	—	—	48,500	48,500
Shareholders' equity	1,751,695	359,392	52,834	29,912	2,193,833

Total liabilities, mandatorily redeemable preferred securities and shareholders' equity	$2,313,857	$540,385	$85,056	$577,751	$3,517,049

	June 30, 2002
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$1,733,071	$451,657	$56,287	$346,038	$2,587,053
Investments in unconsolidated subsidiaries (1)	75,586	—	—	146,716	222,302
Reinsurance recoverable and prepaid premiums	53,158	14,990	—	—	68,148
Deferred policy acquisition costs	62,672	20,377	—	—	83,049
Accounts receivable affiliates	4,030	—	—	—	4,030
Other assets	309,251	13,137	15,851	640	338,879

Total assets	$2,237,768	$500,161	$72,138	$493,394	$3,303,461

Liabilities
Reserve for losses and loss adjustment expenses	$302,947	$17,051	$14,720	$—	$334,718
Unearned premiums	102,342	142,686	—		245,028
Long-term debt	—	—	—	422,950	422,950
Other liabilities	166,324	26,142	12,482	33,504	238,452

Total liabilities	571,613	185,879	27,202	456,454	1,241,148
Redeemable preferred capital securities (2)	—	—	—	48,500	48,500
Shareholders' equity	1,666,155	314,282	44,936	(11,560)	2,013,813

Total liabilities, mandatorily redeemable preferred securities and shareholders' equity	$2,237,768	$500,161	$72,138	$493,394	$3,303,461

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS ANALYSIS OF LOSS RESERVE (3)

	June 30, 2003		March 31, 2003		June 30, 2002
	Loans in Default	Reserve for Losses	Loans in Default	Reserve for Losses	Loans in Default	Reserve for Losses
	(Dollars in thousands)
Primary insurance	34,361	$284,599	35,803	$282,434	29,734	$267,220
Pool insurance	15,559	36,541	18,836	37,974	11,124	35,727

Total	49,920	$321,140	54,639	$320,408	40,858	$302,947

Reconciliation of Reserve for Losses

	June 30, 2003	March 31, 2003	Reserve Change
	(Dollars in thousands)
Gross reserves:
Primary insurance	$284,599	$282,434	$2,165
Pool insurance	36,541	37,974	(1,433)

U.S. Mortgage Insurance operations gross loss reserves	321,140	320,408	732

Ceded Reserves:
Primary insurance	2,988	3,354	(366)
Pool insurance	150	310	(160)

Total ceded loss reserves	3,138	3,664	(526)

U.S. Mortgage Insurance operations net loss reserves	$318,002	$316,744	$1,258

U.S. MORTGAGE INSURANCE OPERATIONS STATISTICAL INFORMATION (3)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Primary new insurance written (in millions)	$15,674	$11,308	$27,916	$22,796
Primary new risk written (in millions)	$3,622	$2,778	$6,462	$5,475
Pool insurance written (in millions) (6)	$2,771	$7,684	$5,424	$12,851
Pool risk written (in millions) (6)	$78	$362	$156	$578
Product mix as a % of new insurance written:
95% LTV's	25%	34%	27%	33%
90% LTV's	37%	41%	39%	43%
95% LTV's/30% coverage	19%	25%	20%	24%
90% LTV's/25% coverage	28%	30%	30%	32%
ARMs	12%	8%	10%	7%
Monthlies	91%	93%	92%	94%
Refinances	49%	35%	50%	42%
Bulk transactions	20%	7%	14%	9%
Premiums Written (in thousands):
Gross premiums written	$178,916	$189,641	$366,067	$371,371
Ceded premiums, net of assumed premiums	(30,878)	(22,344)	(61,705)	(43,430)
Refunded premiums	(5,781)	(3,018)	(10,405)	(7,301)

Net premiums written	142,257	164,279	293,957	320,640
Change in unearned premiums	2,719	(9,870)	7,624	(13,601)

Net premiums earned	$144,976	$154,409	$301,581	$307,039

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS STATISTICAL INFORMATION (3)

	June 30,	March 31,	June 30,
	2003	2003	2002
Primary insurance in force (in millions)	$103,506	$105,518	$109,310
Primary risk in force (in millions)	$24,089	$24,676	$25,628
Pool risk in force (in millions) (6)	$2,830	$3,110	$2,789
Risk-to-capital ratio (7)	10.3 to 1	10.7 to 1	11.8 to 1
Insured primary loans	834,207	854,506	897,407
Persistency	46.3%	52.7%	60.3%
Primary loans in default	34,361	35,803	29,734
Primary default rate	4.12%	4.19%	3.31%
Primary claims paid (year-to-date in thousands)	$81,679	$36,662	$44,143
Number of primary claims paid (year-to-date)	3,510	1,624	2,224
Average primary claim size (year-to-date in thousands)	$23.3	$22.6	$19.8
Percentage of NIW subject to captive reinsurance arrangements (year-to-date)	54.1%	57.0%	50.5%
Percentage of IIF subject to captive reinsurance arrangements (year-to-date)	46.9%	45.5%	38.0%

CMG MORTGAGE INSURANCE COMPANY STATISTICAL INFORMATION

	June 30,	March 31,	June 30,
	2003	2003	2002
Primary new insurance written (year-to-date in millions)	$3,308	$1,498	$2,437
Primary insurance in force (in millions)	$11,677	$11,104	$9,665
Primary risk in force (in millions)	$2,591	$2,480	$2,240
Insured primary loans	93,792	90,119	81,168
Persistency	55.9%	59.0%	62.6%
Primary loans in default	481	494	307
Primary default rate (year-to-date)	0.51%	0.55%	0.38%
Primary claims paid (year-to-date in thousands)	$1,172	$629	$491
Number of primary claims paid (year-to-date)	54	25	31
Average primary claims size (year-to-date in thousands)	$21.7	$25.2	$15.8

THE PMI GROUP, INC. AND SUBSIDIARIES

INTERNATIONAL INSURANCE OPERATIONS STATISTICAL INFORMATION (4)

	June 30,	March 31,	June 30,
	2003	2003	2002
PMI Australia

Net premium written (year-to-date in thousands)	$49,621	$21,253	$36,360

Premium earned (year-to-date in thousands)	$37,062	$17,264	$24,423

New insurance written (year-to-date in millions)	$9,231	$4,125	$7,187

Insurance in force (in millions)	$68,954	$60,227	$50,021

Risk in force (in millions)	$62,913	$54,749	$45,324

Loans in default	1,660	1,786	2,062

Claims paid (year-to-date in millions)	$1,591	$886	$3,167

Number claims paid (year-to-date)	136	73	286

PMI Europe

Net premium written (year-to-date in thousands)	$3,341	$843	$829

Premium earned (year-to-date in thousands)	$3,007	$851	$767

New credit default swap written (year-to-date in millions)	$2,483	$—	$2,076

Credit default swap in force (in millions)	$8,586	$6,710	$5,113

Risk in force (in millions)	$599	$537	$472

Loans in default	—	—	—

Claims paid (year-to-date in millions)	$—	$—	$—

Number claims paid (year-to-date)	—	—	—